Woodward Reports First Quarter Results

ROCKFORD, IL -- 01/23/2006 -- Woodward Governor Company (NASDAQ: WGOV) today reported financial results for its first fiscal quarter ended December 31, 2005.

Net sales for the quarter were $195,634,000, up 3 percent from $189,325,000 for the first quarter last year. Net earnings for the quarter were $12,427,000, or $1.06 per share compared with $11,995,000, or $1.03 per share, a year ago (all per share amounts are diluted). Woodward adopted the new accounting standard for stock compensation in this year's first quarter. Had the same standard been applied a year ago, employee compensation expense, net of income tax benefits, would have increased by $344,000, and net earnings would have been $11,651,000 or $1.00 per share in last year's first quarter.

Earnings before income taxes in the first quarter were $19,119,000, compared with $19,040,000 in the first quarter a year ago. Last year's first quarter included a $3,834,000 pretax gain from the sale of product rights. In addition, pretax employee compensation expense associated with stock compensation that would have been recognized in last year's first quarter if the current standard had been adopted was $555,000.

"Our first quarter results show strong improvement over the prior year, largely driven by our Industrial Controls segment. We believe this quarter's performance places us firmly on track to achieve our financial plan for the year," said President and Chief Executive Officer Tom Gendron.

Industrial Controls' first quarter net sales were $124,459,000, up 2 percent from $122,355,000 in the first quarter a year ago. Segment earnings for the quarter were $11,545,000, compared with $5,055,000 for the same quarter a year ago.

"Industrial Controls segment results reflect a favorable sales mix, focus on productivity improvements, and initial benefits of last year's restructuring activities," commented Mr. Gendron.

Aircraft Engine Systems' first quarter net sales were $71,175,000, compared with $66,970,000 last year, an increase of 6 percent. Segment earnings for the quarter were $14,812,000. Segment earnings for the same period a year ago were $18,312,000, which included a $3,834,000 gain on the sale of product rights.

"Demand for narrow- and wide-body aircraft OEM and aftermarket products was the primary source of growth for our first quarter over the prior year, while regional jet products reflected industry-wide softening from last year's high growth. Aircraft Engine Systems continued to perform within our targeted range for segment earnings. We continue to invest in research and development tied to the program wins secured over the last 18 months," said Mr. Gendron.

Mr. Gendron concluded, "Our outlook for the remainder of the year is in line with what we previously reported, with sales growth in the range of 3 to 6 percent and earnings per share of $5.00 to $5.25. The improved performance of our Industrial Controls segment has been a key focus of the organization for some time, and we are encouraged that our execution is showing tangible results."

Woodward will hold an investor conference call at 7:30 a.m. CT on Tuesday, January 24, 2006, to provide an overview of the first quarter of fiscal 2006 financial performance, business highlights, and outlook for the year. You are invited to listen to the live webcast of our conference call or a recording at our website, www.woodward.com. You may also listen to the call by dialing 1-866-837-9779 (domestic) or 1-703-639-1417 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 838634. An audio replay will be available by telephone from 10:30 a.m. CT on January 24 until 10:59 p.m. CT on January 26, 2006. The telephone number to access the replay is 1-888-266-2081 (domestic) or 1-703-925-2533 (international), reference access code 838634.

About Woodward

Woodward is the world's largest independent designer, manufacturer, and service provider of energy control solutions for aircraft engines, industrial engines and turbines, and power generation and mobile industrial equipment. The company's innovative control, fuel delivery, and combustion systems help customers worldwide operate cleaner, more reliable, and cost effective equipment. Woodward is headquartered in Rockford, Illinois, and serves global power generation, transportation, process industries, and aerospace markets from locations worldwide. Visit our website at www.woodward.com.

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2005 and Form 10-Q for the quarter ended December 31, 2005, expected to be available by mid-February, 2006.

                   Woodward Governor Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                    Three months ended
                                                        December 31,
                                                  ----------------------
(Unaudited - in thousands except
 per share amounts)                                  2005         2004
                                                  ---------    ---------
Net sales                                         $ 195,634    $ 189,325
                                                  ---------    ---------
Costs and expenses:

           Cost of goods sold                       141,939      143,273
           Sales, general, and
            administrative expenses                  21,057       18,697
           Research and development costs            11,910       10,605
           Amortization of intangible assets          1,755        1,776
           Interest expense                           1,297        1,369
           Interest income                             (643)        (635)
           Other income                              (1,028)      (4,901)
           Other expense                                228          101
                                                  ---------    ---------
           Total costs and expenses                 176,515      170,285
                                                  ---------    ---------
Earnings before income taxes                         19,119       19,040
Income taxes                                          6,692        7,045
                                                  ---------    ---------
Net earnings                                      $  12,427    $  11,995
                                                  =========    =========

Per share amounts:
Basic                                             $    1.09    $    1.06
Diluted                                                1.06         1.03
                                                  =========    =========
Weighted-average number of shares outstanding:
Basic                                                11,449       11,329
Diluted                                              11,724       11,638
                                                  =========    =========

                   Woodward Governor Company and Subsidiaries
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                             At December    At September
 (Unaudited - in thousands)                       31,            30,
                                                 2005           2005
                                               --------       --------
Assets
        Current assets:
             Cash and cash equivalents         $ 71,551       $ 84,597
             Accounts receivable                 99,293        107,403
             Inventories                        151,296        149,336
             Income taxes receivable                468          5,330
             Deferred income taxes               18,752         18,700
             Other current assets                 4,631          4,207
                                               --------       --------
                  Total current assets          345,991        369,573
        Property, plant, and equipment-net      113,452        114,787
        Goodwill                                130,722        131,035
        Other intangibles-net                    76,763         78,564
        Deferred income taxes                     2,465          2,310
        Other assets                              9,486          9,197
                                               --------       --------
Total assets                                   $678,879       $705,466
                                               ========       ========
Liabilities and shareholders' equity
        Current liabilities:
             Short-term borrowings             $ 15,361       $  8,419
             Current portion of long-term debt   14,369         14,426
             Accounts payable                    31,025         37,015
             Accrued liabilities                 44,327         68,647
                                               --------       --------
                  Total current liabilities     105,082        128,507
        Long-term debt, less current portion     61,117         72,942
        Other liabilities                        71,681         71,548
                                               --------       --------
        Total liabilities                       237,880        272,997
        Shareholders' equity                    440,999        432,469
                                               --------       --------
Total liabilities and shareholders' equity     $678,879       $705,466
                                               ========       ========

                   Woodward Governor Company and Subsidiaries
                          SELECTED SEGMENT INFORMATION

                                                   Three months ended
                                                      December 31,
                                                ----------------------
(Unaudited - in thousands)                           2005         2004
                                                ---------    ---------
External net sales:
  Industrial Controls                           $ 124,459    $ 122,355
  Aircraft Engine Systems                          71,175       66,970
Segment earnings:
  Industrial Controls                              11,545        5,055
  Aircraft Engine Systems                          14,812       18,312

Earnings reconciliation:
  Total segment earnings                           26,357       23,367
  Nonsegment expenses                              (6,584)      (3,593)
  Interest expense and income, net                   (654)        (734)
                                                ---------    ---------
  Consolidated earnings before income taxes     $  19,119    $  19,040
                                                =========    =========
Workforce management costs:
  Member termination benefits                   $      70    $     488
  Related cost of facility consolidation              183           --
                                                ---------    ---------
Total workforce management costs                $     253    $     488
                                                =========    =========

Capital expenditures                            $   5,082    $   4,360

Depreciation expense                                5,475        6,515
                                                =========    =========

CONTACT:
Robert F. Weber, Jr.
Chief Financial Officer and Treasurer
970-498-3112